UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 25, 2015

Cocrystal Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55158	20-5978559
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19805 North Creek Parkway Bothell, WA	98011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 398-7178

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On March 25, 2015, Cocrystal Pharma, Inc. (the “Company”) accepted subscription agreements representing investor commitments totaling $15,000,000 in a private placement offering (the “Offering”)  of 16,304,350 shares of the Company’s common stock at a purchase price of $0.92 per share. The purchasers included all seven members of the Company’s board of directors and Dr. Roger Kornberg, the Company’s Chief Scientist. As of the date of this report, the Company has received over 50% of the committed funds, and the remaining funds are expected to be received within the next week, with the exception of funds committed by the Company’s Chairman, Dr. Raymond F. Schinazi. The $15,000,000 in total investor commitments includes a subscription by Dr. Schinazi in the amount of $3,187,667. The closing of Dr. Schinazi’s purchase is subject to the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Certain existing holders of the Company’s common stock are entitled to rights of first refusal to participate in the Offering under the terms of a Stockholder Rights Agreement entered into in connection with the Company’s merger with RFS Pharma, LLC in November 2014. If any such holders notify the Company of their desire to participate in the offering on or prior to April 15, 2015, the Company will reduce on a pro rata basis the investment of all investors in the offering such that all subscriptions received, including the subscriptions placed by investors with first refusal rights, total not more than $15,000,000. Any shares issued to investors in excess of such investors’ adjusted pro rata allotment will be cancelled and funds received by the Company for the purchase of such shares will be refunded.

The Company intends to use the net proceeds of the Offering for working capital and general corporate purposes.  The form of Securities Purchase Agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

All of the securities were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933 (the “Act”) and Rule 506 promulgated thereunder.  These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act. The investors are accredited investors and there was no general solicitation.

Item 9.01   Financial Statements and Exhibits

Exhibit No.	Exhibit
10.1	Form of Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cocrystal Pharma, Inc.

Date: March 26, 2015	By: /s/ Gary Wilcox
Name:  Gary Wilcox
Title:    Chief Executive Officer